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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-37673 of Spiros Development Corporation II, Inc. on Form S-1 and to Amendment No. 1 to Registration Statement No. 333-37673-01 of Dura Pharmaceuticals, Inc. on Form S-3 (collectively, the "Registration Statement") of our report dated January 20, 1997, relating to the consolidated financial statements of Dura Pharmaceuticals, Inc., incorporated by reference in the Annual Report on Form 10-K of Dura Pharmaceuticals, Inc. for the year ended December 31, 1996.



    We also consent to the incorporation by reference in this Registration Statement of our report dated March 21, 1997 (October 10, 1997 as to Note 7), relating to the financial statements of Spiros Development Corporation (a development stage enterprise) as of December 31, 1995 and 1996 and for the periods then ended appearing in the Current Report of Dura Pharmaceuticals, Inc. on Form 8-K filed on October 10, 1997, as amended. We also consent to the use of our report dated October 9, 1997, relating to the balance sheet of Spiros Development Corporation II, Inc. (a development stage enterprise) as of September 30, 1997 appearing in this Registration Statement.



    We also consent to the references to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


                                          DELOITTE & TOUCHE LLP


San Diego, California
October 20, 1997